UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2009

VeriFone Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32465

Delaware	04-3692546
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

VeriFone Holdings, Inc. ("VeriFone") has set the date for its 2009 annual meeting of stockholders for Tuesday, June 23, 2009, at 10:30 a.m., local time. The meeting will be held at VeriFone's principal executive offices, located at 2099 Gateway Place, Suite 600, San Jose, California 95110. The record date for the meeting is April 30, 2009.

In the event a stockholder wishes to have a proposal considered for presentation at the 2009 annual meeting and included in VeriFone's proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to VeriFone's Secretary at VeriFone's principal executive offices so that it is received no later than April 9, 2009. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Under VeriFone's bylaws, if a stockholder, rather than including a proposal in VeriFone's proxy statement as discussed above, seeks to propose business for consideration at that meeting, notice also must be received by VeriFone's Secretary at VeriFone's principal executive offices no later than April 9, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriFone Holdings, Inc.

Date: March 27, 2009	By:	/s/ Albert Liu
Albert Liu
Senior Vice President & General Counsel